Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Pkwy.
Henderson, NV 89052
702.528.1984
702.446.8250 fax

January 18, 2011

Audit Committee Chairman
instaCare Corp.
2660 Townsgate Road, Ste. 300
Westlake Village, CA 91361

We regret to inform you that Beckstead and Watts, LLP will not be conducting audits for the year ended December 31, 2010, and therefore will be unable to stand for re-election as your audit firm.

Very truly yours,

Beckstead and Watts, LLP

Beckstead and Watts, LLP